Freshworks Reports Fourth Quarter and Full Year 2025 Results

Exceeded high end of guidance for revenue and non-GAAP operating margin
Delivered 2025 revenue growth of 16% year-over-year
EX business crossed half a billion dollars in annual recurring revenue

San Mateo, Calif. – February 10, 2026 – Freshworks Inc. (Nasdaq: FRSH), the leading provider of uncomplicated software that delivers exceptional employee and customer experiences, today announced financial results for its fourth quarter and year ended December 31, 2025.

“Freshworks had an outstanding Q4 and fiscal 2025, outperforming our estimates across growth and profitability metrics for the fifth consecutive quarter,” said Dennis Woodside, Chief Executive Officer & President of Freshworks. “We ended the year with strong momentum, fueled by products that tackle complex service problems in an uncomplicated way. Our AI-powered software continues to be an important growth driver and path for customer expansion and it shows in the product adoption results.”

Fourth Quarter 2025 Financial Summary Results

•Revenue: Total revenue was $222.7 million, representing growth of 14% compared to total revenue of $194.6 million in the fourth quarter of 2024, and 13% adjusting for constant currency.

•GAAP Income (Loss) from Operations: GAAP income (loss) from operations was $39.7 million, representing an operating margin of 17.8%, compared to $(23.8) million, representing an operating margin of (12.2)%, in the fourth quarter of 2024.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $41.6 million, representing a non-GAAP operating margin of 18.7%, compared to $40.3 million, representing a non-GAAP operating margin of 20.7%, in the fourth quarter of 2024.

•GAAP Net Income (Loss) Per Share: GAAP diluted net income (loss) per share was $0.67 based on 283.9 million weighted-average shares outstanding, compared to $(0.07) based on 303.6 million weighted-average shares outstanding in the fourth quarter of 2024.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.14 based on 283.9 million weighted-average shares outstanding, compared to $0.14 based on 306.1 million weighted-average shares outstanding in the fourth quarter of 2024.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $62.3 million, representing an operating cash flow margin of 28.0%, compared to $41.4 million, representing an operating cash flow margin of 21.3%, in the fourth quarter of 2024.

•Adjusted Free Cash Flow: Adjusted free cash flow was $56.2 million, representing an adjusted free cash flow margin of 25.2%, compared to $41.7 million, representing an adjusted free cash flow margin of 21.4%, in the fourth quarter of 2024.

•Cash, Cash Equivalents, Restricted Cash and Marketable Securities: Cash, cash equivalents, restricted cash and marketable securities were $843.7 million as of December 31, 2025.

Full Year 2025 Financial Summary Results
•Revenue: Total revenue was $838.8 million, representing growth of 16% compared to total revenue of $720.4 million in 2024, and 16% adjusting for constant currency.

•GAAP Income (Loss) from Operations: GAAP income (loss) from operations was $13.2 million, representing an operating margin of 1.6%, compared to $(138.6) million, representing an operating margin of (19.2)% in 2024.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $178.0 million, representing a non-GAAP operating margin of 21.2%, compared to $99.1 million, representing a non-GAAP operating margin of 13.8%, in 2024.

•GAAP Net Income (Loss) Per Share: GAAP diluted net income (loss) per share was $0.63 based on 293.8 million weighted-average shares outstanding, compared to $(0.32) based on 300.8 million weighted-average shares outstanding in 2024.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.66 based on 293.8 million weighted-average shares outstanding, compared to $0.43 based on 305.1 million weighted-average shares outstanding in 2024.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $242.4 million, representing an operating cash flow margin of 28.9%, compared to net cash provided by operating activities of $160.6 million, representing an operating cash flow margin of 22.3%, in 2024.

•Adjusted Free Cash Flow: Adjusted free cash flow was $223.1 million, representing an adjusted free cash flow margin of 26.6% compared to $153.3 million, representing an adjusted free cash flow margin of 21.3% in 2024.

All financial numbers for 2025 include the results of our Device42 business. All financial numbers for the second, third and fourth quarters of 2024 include the results of our Device42 business for the period after the closing of the acquisition. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is detailed in the tables below.

Fourth Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 24,762, an increase of 10% year-over-year and 8% adjusting for constant currency.
•Net dollar retention rate was 108%, compared to 105% in the third quarter of 2025 and 103% in the fourth quarter of 2024. Adjusted for constant currency, net dollar retention rate was 104%, compared to 104% in the third quarter of 2025 and 105% in the fourth quarter of 2024.
•Welcomed and onboarded many new customers to the Freshworks community including Armanino, British Film Institute, ENGIE Impact, EquipmentShare, Kidde, and NBT Bancorp, Inc.
•Announced the acquisition of FireHydrant, reinforcing Freshworks’ IT Service Management offerings with a unified AI-native ServiceOps solution designed to simplify operations, proactively prevent disruptions, and ensure exceptional IT service reliability.
•Unveiled new capabilities on Freshservice to make it easier for IT teams to resolve issues faster, prevent problems earlier, and identify performance drivers proactively.
•Launched new capabilities including Freshdesk Command Center, Vertical AI Agents, and Freddy AI Insights to help CX teams reduce response times, enhance resolution rates, and gain clearer insights into issues and escalations that impact efficiency and growth.

•Appointed Kady Srinivasan as Chief Marketing Officer.
•Enterprise Service Management (ESM) and Device42 both surpassed $40 million and Freddy AI surpassed $25 million in annual recurring revenue in the fourth quarter of 2025.

Financial Outlook

We are providing estimates for the first quarter and for the full year 2026. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the first quarter and full year 2026, we currently expect the following results:

($ in millions, except per share data)	First Quarter 2026	Full Year 2026
Revenue(1)	$222.0 - $225.0	$952.0 - $960.0
Year-over-year growth	13% - 15%	13.5% - 14.5%

Non-GAAP income from operations(1)	$33.0 - $35.0	$181.0 - $189.0

Non-GAAP net income per share(2)	$0.10 - $0.12	$0.55 - $0.57

(1) Revenue and non-GAAP income from operations are based on exchange rates as of February 6, 2026 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 287.4 million and 291.5 million weighted-average shares outstanding for the first quarter and full year 2026, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our first quarter and full year 2026 estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our fourth quarter and full year 2025 and 2024 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on February 10, 2026 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the Company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income, adjusted free cash flow, and adjusted free cash flow margin. This press release and the accompanying tables also contain certain other metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q4 2024, the average exchange rates in effect for our major currencies were 1 EUR to 1.07 USD and 1 GBP to 1.28 USD), rather than the actual average exchange rates in effect during the current period (for Q4 2025, the average exchange rates in effect for our major currencies were 1 EUR to 1.16 USD and 1 GBP to 1.33 USD). To present constant currency for full year results, we combine the quarterly constant currency results for the year that were converted into USD at the average exchange rates in effect during the relevant comparison periods (for example, for Q1 2025 results, we use the average exchange rates in effect for Q1 2024).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Restructuring charges. We exclude restructuring charges, which primarily consists of employee severance and other employee termination benefits associated with the restructuring plan initiated in November 2024, from our non-GAAP financial measures, because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Gain on sale of non-marketable equity investments. We exclude gains on sale of non-marketable equity investments from certain of our non-GAAP financial measures because we believe they are unrelated to our ongoing operating performance and are not expected to recur in our continuing operating results.

•Acquisition expenses. We exclude acquisition expenses, which primarily consist of legal fees and due diligence costs, from our non-GAAP financial measures because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Income tax effect and adjustments. We exclude the income tax effect of the above adjustments, income tax effect associated with acquisitions and tax charges or benefits that are a result of a change in valuation allowance on deferred tax assets and its related impacts, from our non-GAAP financial measures. We exclude these costs because we do not believe these expenses have a direct correlation to the operating performance of our business.

We define adjusted free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software, plus restructuring charges. We believe that adjusted free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Adjusted free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define adjusted free cash flow margin as adjusted free cash flow as a percentage of revenue. We believe that adjusted free cash flow margin is a useful indicator of how efficiently we convert revenue into adjusted free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of subscription and maintenance contracts and upon delivery for software licenses. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q4 2024, the period end exchange rates in effect for our major currencies were 1 EUR to 1.04 USD and 1 GBP to 1.26 USD), rather than the actual exchange rates in effect at the end of the current period (for Q4 2025, the period end exchange rates in effect for our major currencies were 1 EUR to 1.17 USD and 1 GBP to 1.34 USD).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the first quarter and full year 2026, our financial outlook, the value of our products to customers, our expectations regarding impact of new product capabilities and our AI-powered software, and potential benefits related to acquisitions. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend,” “outlook,” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to uncertain global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov), including our Annual Report on Form 10-K that will be filed for the year ended December 31, 2025.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc. (NASDAQ: FRSH) builds uncomplicated service software that delivers exceptional employee and customer experiences. Our enterprise-grade solutions are powerful, yet easy to use, and quick to deliver results. Our people-first approach to AI eliminates friction, making employees more effective and organizations more efficient. Nearly 75,000 companies, including Bridgestone, New Balance, Nucor, S&P Global, and Sony Music, trust Freshworks’ Employee Experience (EX) and Customer Experience (CX) software to eliminate complexity and increase productivity, loyalty and growth. For the latest company news and customer stories, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

© 2026 Freshworks Inc. All rights reserved. Freshworks and its associated logos are trademarks of Freshworks Inc. All other trademarks are property of their respective owners. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third party of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
Kate Scolnick
IR@freshworks.com

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$222,740	$194,571	$838,809	$720,420
Cost of revenue(1)	32,170	29,459	126,145	113,330
Gross profit	190,570	165,112	712,664	607,090
Operating expense:
Research and development(1)	41,802	41,028	163,208	164,590
Sales and marketing(1)	109,363	90,674	394,753	390,817
General and administrative(1, 2)	(329)	47,538	141,093	180,629
Restructuring charges	—	9,664	405	9,664
Total operating expenses	150,836	188,904	699,459	745,700
Income (loss) from operations	39,734	(23,792)	13,205	(138,610)
Interest and other income, net	7,156	7,802	40,077	47,773
Income (loss) before income taxes	46,890	(15,990)	53,282	(90,837)
Provision for (benefit from) income taxes	(144,556)	5,910	(130,441)	4,531
Net income (loss)	191,446	(21,900)	183,723	(95,368)
Net income (loss) per share - basic	$0.68	$(0.07)	$0.63	$(0.32)
Net income (loss) per share - diluted	$0.67	$(0.07)	$0.63	$(0.32)

Weighted-average shares used in computing net income (loss) per share:
Basic	282,760	303,560	291,079	300,843
Diluted	283,911	303,560	293,769	300,843

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$1,411	$1,532	$5,833	$6,565
Research and development	8,075	9,037	34,864	41,512
Sales and marketing	11,360	12,239	48,384	63,219
General and administrative (2)	(23,500)	27,608	57,738	105,410
Total stock-based compensation expense, net of amounts capitalized	$(2,654)	$50,416	$146,819	$216,706

(2)    Includes approximately $41 million reversal of stock-based compensation expense during the quarter and year ended December 31, 2025 resulting from the departure of our Executive Chairman.

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$569,774	$620,315
Restricted cash	62,374	3
Marketable securities	211,597	449,750
Accounts receivable, net	150,817	122,910
Deferred contract acquisition costs	29,830	26,106
Prepaid expenses and other current assets	72,774	46,343
Total current assets	1,097,166	1,265,427
Property and equipment, net	38,843	25,893
Operating lease right-of-use assets	39,893	36,891
Deferred contract acquisition costs, noncurrent	27,179	22,534
Goodwill	146,676	147,014
Intangible assets, net	76,986	90,840
Deferred tax assets, net	157,466	8,499
Other assets	18,503	14,786
Total assets	$1,602,712	$1,611,884
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,507	$1,619
Accrued liabilities	97,631	81,933
Deferred revenue	385,320	323,435
Income tax payable	3,571	728
Total current liabilities	498,029	407,715
Operating lease liabilities, non-current	33,282	30,221
Other liabilities	38,751	36,027
Total liabilities	570,062	473,963
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,586,392	4,874,133
Accumulated other comprehensive loss	(1,591)	(338)
Accumulated deficit	(3,552,154)	(3,735,877)
Total stockholders' equity	1,032,650	1,137,921
Total liabilities and stockholders' equity	$1,602,712	$1,611,884

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$191,446	$(21,900)	$183,723	$(95,368)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,612	6,363	25,857	19,415
Amortization of deferred contract acquisition costs	8,284	7,889	31,702	28,556
Non-cash lease expense	2,685	2,235	9,700	8,842
Stock-based compensation	(2,654)	50,416	146,819	216,706
Discount amortization on marketable securities	(1,041)	(3,020)	(6,557)	(15,992)
Gain on sale of non-marketable equity investments	—	—	(1,837)	—
Release of valuation allowance	(151,738)	—	(151,738)	—
Deferred income taxes	3,096	1,159	2,637	(12,642)
Other	62	1,076	779	1,397
Changes in operating assets and liabilities:
Accounts receivable	(31,086)	(23,747)	(28,059)	(17,145)
Deferred contract acquisition costs	(10,710)	(9,819)	(40,071)	(34,524)
Prepaid expenses and other assets	3,505	6,340	(11,868)	(1,393)
Accounts payable	3,976	(5,326)	9,573	(2,204)
Accrued and other liabilities	5,862	4,266	19,078	14,454
Deferred revenue	36,870	27,849	61,179	54,808
Operating lease liabilities	(2,835)	(2,419)	(8,547)	(4,264)
Net cash provided by operating activities	62,334	41,362	242,370	160,646
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,232)	(5,067)	(5,700)	(9,177)
Proceeds from sale of property and equipment	55	193	149	279
Capitalized internal-use software	(3,872)	(1,911)	(15,791)	(5,485)
Sale of non-marketable equity investments	—	—	1,984	—
Purchases of marketable securities	(95,841)	(53,935)	(586,833)	(620,573)
Maturities and redemptions of marketable securities	277,522	269,868	830,756	887,664
Advances paid for business combination	(18,432)	—	(18,432)	—
Business combination, net of cash acquired	—	—	—	(213,905)
Net cash provided by investing activities	157,200	209,148	206,133	38,803
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	2,921	3,013	6,228	6,643
Proceeds from exercise of stock options	—	50	74	89
Payment of withholding taxes on net share settlement of equity awards	(11,240)	(10,672)	(56,654)	(60,299)

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Repurchase of common stock	—	(13,693)	(386,306)	(13,693)
Net cash used in financing activities	(8,319)	(21,302)	(436,658)	(67,260)
Net decrease in cash, cash equivalents and restricted cash	211,215	229,208	11,845	132,189
Cash, cash equivalents and restricted cash, beginning of period	421,035	391,197	620,405	488,216
Cash, cash equivalents and restricted cash, end of period	$632,250	$620,405	$632,250	$620,405

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,
	2025	2024	Growth Rates
Revenue
GAAP revenue	$222,740	$194,571	14%
Effects of foreign currency rate fluctuations	(2,462)
Revenue adjusted for constant currency	$220,278	$194,571	13%

	Twelve Months Ended December 31,
	2025	2024	Growth Rates
Revenue
GAAP revenue	$838,809	$720,420	16%
Effects of foreign currency rate fluctuations	(2,636)
Revenue adjusted for constant currency	$836,173	$720,420	16%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin:
GAAP gross profit	$190,570	$165,112	$712,664	$607,090
Non-GAAP adjustments:
Stock-based compensation expense	1,411	1,532	5,833	6,565
Employer payroll taxes on employee stock transactions	13	13	95	123
Amortization of acquired intangibles	1,289	1,288	5,113	2,927
Non-GAAP gross profit	$193,283	$167,945	$723,705	$616,705
GAAP gross margin	85.6%	84.9%	85.0%	84.3%
Non-GAAP gross margin	86.8%	86.3%	86.3%	85.6%

Reconciliation of operating expenses:
GAAP research and development	$41,802	$41,028	$163,208	$164,590
Non-GAAP adjustments:
Stock-based compensation expense	(8,075)	(9,037)	(34,864)	(41,512)
Employer payroll taxes on employee stock transactions	(65)	(30)	(334)	(290)
Non-GAAP research and development	$33,662	$31,961	$128,010	$122,788
GAAP research and development as percentage of revenue	18.8%	21.1%	19.5%	22.8%
Non-GAAP research and development as percentage of revenue	15.1%	16.4%	15.3%	17.0%

GAAP sales and marketing	$109,363	$90,674	$394,753	$390,817
Non-GAAP adjustments:
Stock-based compensation expense	(11,360)	(12,239)	(48,384)	(63,219)
Employer payroll taxes on employee stock transactions	(203)	(241)	(1,528)	(1,880)
Amortization of acquired intangibles	(2,127)	(2,304)	(8,741)	(5,233)
Non-GAAP sales and marketing	$95,673	$75,890	$336,100	$320,485
GAAP sales and marketing as percentage of revenue	49.1%	46.6%	47.1%	54.2%
Non-GAAP sales and marketing as percentage of revenue	43.0%	39.0%	40.1%	44.5%

GAAP general and administrative	$(329)	$47,538	$141,093	$180,629
Non-GAAP adjustments:
Stock-based compensation expense	23,500	(27,608)	(57,738)	(105,410)
Employer payroll taxes on employee stock transactions	(154)	(150)	(1,069)	(930)
Acquisition expense	(684)	—	(684)	—
Non-GAAP general and administrative	$22,333	$19,780	$81,602	$74,289

GAAP general and administrative as percentage of revenue	(0.1%)	24.4%	16.8%	25.1%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP general and administrative as percentage of revenue	10.0%	10.2%	9.7%	10.3%

Reconciliation of operating loss and operating margin:
GAAP income (loss) from operations	$39,734	$(23,792)	$13,205	$(138,610)
Non-GAAP adjustments:
Stock-based compensation expense	(2,654)	50,416	146,819	216,706
Employer payroll taxes on employee stock transactions	435	434	3,026	3,223
Amortization of acquired intangibles	3,416	3,592	13,854	8,160
Restructuring charges	—	9,664	405	9,664
Acquisition expense	684	—	684	—
Non-GAAP income from operations	41,615	40,314	177,993	99,143
GAAP operating margin	17.8%	(12.2)%	1.6%	(19.2)%
Non-GAAP operating margin	18.7%	20.7%	21.2%	13.8%

Reconciliation of net loss:
GAAP net income (loss)	$191,446	$(21,900)	$183,723	$(95,368)
Non-GAAP adjustments:
Stock-based compensation expense	(2,654)	50,416	146,819	216,706
Employer payroll taxes on employee stock transactions	435	434	3,026	3,223
Amortization of acquired intangibles	3,416	3,592	13,854	8,160
Gain on sale of non-marketable equity investments	—	—	(1,837)	—
Restructuring charges	—	9,664	405	9,664
Acquisition expense	684	—	684	—
Income tax adjustments (2, 3)	(153,750)	655	(151,900)	(12,017)
Non-GAAP net income	$39,577	$42,861	$194,774	$130,368

Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$0.67	$(0.07)	$0.63	$(0.32)
Non-GAAP adjustments:
Stock-based compensation expense	(0.01)	0.17	0.50	0.72
Employer payroll taxes on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangibles	0.01	0.01	0.05	0.03
Restructuring charges	—	0.03	—	0.03
Gain on sale of non-marketable equity investments	—	—	(0.01)	—
Acquisition expense	—	—	—	—
Income tax adjustments (2, 3)	(0.53)	—	(0.52)	(0.04)

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP net income per share - diluted	$0.14	$0.14	$0.66	$0.43
Weighted-average shares used in computing GAAP net income (loss) per share - diluted	283,911	303,560	293,769	300,843
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	283,911	306,109	293,769	305,085

Computation of adjusted free cash flow:
Net cash provided by operating activities	$62,334	$41,362	$242,370	$160,646
Less:
Purchases of property and equipment	(2,232)	(5,067)	(5,700)	(9,177)
Capitalized internal-use software	(3,872)	(1,911)	(15,791)	(5,485)
Add:
Restructuring costs paid	—	7,314	2,221	7,314
Adjusted free cash flow	$56,230	$41,698	$223,100	$153,298
Operating cash flow margin	28.0%	21.3%	28.9%	22.3%
Adjusted free cash flow margin	25.2%	21.4%	26.6%	21.3%
Net cash provided by investing activities	$157,200	$209,148	$206,133	$38,803
Net cash used in financing activities	$(8,319)	$(21,302)	$(436,658)	$(67,260)

(1) Diluted net income (loss) per share is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excludes them from the computation of GAAP diluted net loss per share if their effect was antidilutive.

(2) During the quarter ended December 31, 2025, income tax adjustments primarily included approximately $151.7 million or $0.53 per share of tax benefit from a release of our valuation allowance on U.S. deferred tax assets and $37.3 million or $0.13 per share of income tax effect of non-GAAP adjustments, partially offset by $35.2 million or $0.13 per share of transition impact of releasing our valuation allowance. During the year ended December 31, 2025, income tax adjustments primarily included approximately $151.7 million or $0.52 per share of tax benefit from a release of our valuation allowance on U.S. deferred tax assets and $39.1 million or $0.13 per share of income tax effect of non-GAAP adjustments, partially offset by $38.9 million or $0.13 per share of transition impact as a result of releasing our valuation allowance.

(3) During the year ended December 31, 2024, income tax adjustments included $14.3 million or $0.05 per share of income tax benefit associated with acquisitions.